UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Datura St., Suite 1015 West Palm Beach, FL 33401	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 623-9530

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Company on April 15, 2019 entered into a LOI for the change of management and a control block purchase, subject to satisfactory due diligence with an open-ended closing date from 30 to 90 days from the date of this filing.

Item 4.01. Changes in Registrant’s Certifying Accountant

On February 25, 2019 the previous auditor Malone Bailey, 9801 Westheimer Road, Suite 1100, Houston, TX 77042, has resigned as the Company auditor.

On April 14, 2019, the Company has passed a board resolution and appointed a new auditor Casey G. Kinchen, CPA, Audit Partner, M&K CPAS, PLLC, 363 N. Sam Houston Parkway E. Ste 650, Houston, Texas 77060.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: April 16, 2019	s/ Daniel Sobolewski
Daniel Sobolewski
Interim Chief Executive Officer

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